UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – November 6, 2017

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950-2546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Honeywell International Inc. filed on November 6, 2017 (the “Original Report”). This Amendment is being filed for the sole purpose of including a hyperlink to the exhibit filed with the Original Report. The full text of the Original Report is repeated in this Amendment for convenience, but has not been modified from the text of the Original Report except solely to include the hyperlink described above.

ITEM 8.01. Other Events.

On November 6, 2017, Honeywell International Inc. announced the extension of the early participation deadline and early results of its previously announced, four separate private offers to eligible holders to exchange any and all outstanding 6.625% Debentures due 2028, 5.70% Senior Notes due 2036, 5.70% Senior Notes due 2037 and 5.375% Senior Notes due 2041 for a series of its newly issued debt securities due 2047 and cash (the “Exchange Offers”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Honeywell International Inc. dated November 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2017	HONEYWELL INTERNATIONAL INC. By: /s/ Jeffrey N. Neuman Jeffrey N. Neuman Vice President, Corporate Secretary and Deputy General Counsel